Exhibit 99.1

Ellington Financial LLC Announces Exercise of

Underwriters’ Option to Purchase Additional Shares

OLD GREENWICH, Conn., September 11, 2012 – Ellington Financial LLC (NYSE: EFC) (the “Company”) today announced that the underwriters of its public offering of 3,500,000 common shares representing limited liability company interests that closed on August 20, 2012 have exercised in full their option to purchase an additional 525,000 common shares. Subject to customary closing conditions, the closing for the additional common shares is expected to occur on September 12, 2012.

The Company will receive proceeds of approximately $11.2 million from the sale of the additional shares, net of the underwriting discounts and commissions payable on such additional shares. After giving effect to the purchase of the additional shares by the underwriters, the Company will have sold a total of 4,025,000 common shares in the offering and will have received approximately $87.9 million in net proceeds.

In connection with the offering, Deutsche Bank Securities and BofA Merrill Lynch acted as joint book-running managers and Stifel Nicolaus Weisel and JMP Securities acted as co-managers.

The offering of common shares was made pursuant to the Company’s existing shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission. The offering was made only by means of a prospectus supplement and accompanying base prospectus, which were filed with the Securities and Exchange Commission. Copies of the prospectus supplement and accompanying base prospectus related to the offering may be obtained from Deutsche Bank Securities, Attention: Prospectus Department, at 60 Wall Street, New York, New York 10005-2836, by e-mail at prospectus.cpdg@db.com, or by telephone at (800) 503-4611; or BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, New York 10038, Attn: Prospectus Department or by e-mail at dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the offered shares or any other securities, nor shall there be any sale of such shares or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Ellington Financial LLC

Ellington Financial LLC is a specialty finance company that acquires and manages mortgage-related assets, including residential mortgage-backed securities backed by prime jumbo, Alt-A, manufactured housing and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise, mortgage-related derivatives, commercial mortgage-backed securities, commercial mortgage loans and other commercial real estate debt, as well as corporate debt and equity securities and derivatives. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group LLC.

Investor Contact: Lisa Mumford, Chief Financial Officer, Ellington Financial LLC, +1-203-409-3575; Media Contact: Shawn Pattison or Dana Gorman, The Abernathy MacGregor Group, for Ellington Financial LLC, +1-212-371-5999

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding the closing of the Company’s sale of the additional common shares. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of the Company and its subsidiaries. Due to known and unknown risks, including the risk that the assumptions on which the forward-looking statements are based prove to be inaccurate, actual results may differ materially from expectations or projections. These risks also include those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which have been filed with the Securities and Exchange Commission. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

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